As filed with the Securities and Exchange Commission on January 15, 2010

Registration No.  333   -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

InfoLogix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1983837
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

101 East County Line Road, Suite 210, Hatboro, Pennsylvania	19040
(Address of Principal Executive Offices)	(Zip Code)

InfoLogix, Inc. 2006 Equity Compensation Plan

(Full Title of the Plan)

John A. Roberts

Chief Financial Officer

101 East County Line Road, Suite 210

Hatboro, Pennsylvania  19040

 (Name and Address of Agent for Service)

(215) 604-0691

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Stephen T. Burdumy

Drinker Biddle & Reath LLP

One Logan Square

18th and Cherry Streets

Philadelphia, Pennsylvania 19103

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer☐
Non-accelerated filer☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, $0.00001 par value per share	1,685,600	(2)	$4.4724	$7,538,677.44	$537.51

(1)               Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average of the high and low prices reported on The NASDAQ Capital Market on January 12, 2010.

(2)               This Registration Statement relates to an amendment to the InfoLogix, Inc. 2006 Equity Compensation Plan (the “Plan”) to increase the number of shares of Common Stock authorized to be issued under the Plan from 154,400 to 1,840,000 shares of Common Stock.  Pursuant to Instruction E of Form S-8, the filing fee is being paid only with respect to the 1,685,600 shares of Common Stock not previously registered.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

EXPLANATORY NOTE

This Registration Statement relates to an amendment to the InfoLogix, Inc. 2006 Equity Compensation Plan (the “Plan”) to increase the number of shares of Common Stock authorized to be issued under the Plan from 154,400 to 1,840,000 shares.  The contents of the Registrant’s Registration Statement on Form S-8, registration no. 333-147570, filed with the Securities and Exchange Commission (the “Commission”) on November 21, 2007 with respect to the Plan is hereby incorporated by reference pursuant to Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents:

1.               The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on April 15, 2009.

2.               The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Securities and Exchange Commission on May 15, 2009.

3.               The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the Securities and Exchange Commission on August 14, 2009.

4.               The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the Securities and Exchange Commission on November 23, 2009.

5.               The Registrant’s Current Reports on Form 8-K, filed with the Securities and Exchange Commission on May 13, 2009, May 14, 2009, June 4, 2009, July 27, 2009, August 5, 2009, August 13, 2009, August 14, 2009, August 21, 2009, September 21, 2009, September 29, 2009, October 6, 2009, October 9, 2009, October 19, 2009, November 12, 2009, November 23, 2009, November 25, 2009 and January 5, 2010 (in each case, only to the extent filed and not furnished).

6.               The description of the Registrant’s Common Stock contained in the Registration Statement on Form 10 filed with the Securities and Exchange Commission on September 17, 2007, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and by-laws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.  Any repeal or modification of these provisions approved by our stockholders will be prospective only, and will not adversely affect any limitation on the liability of our directors or officers existing as of the time of such repeal or modification.

We have also entered into an Indemnification Agreement with each of Marc S. Denomme, Manuel A. Henriquez and Roy Y. Liu, who are members of our Board of Directors.  Pursuant to the Indemnification Agreements, the Company agreed to indemnify Messrs. Denomme, Henriquez and Liu to the fullest extent permitted under Delaware law against all expenses, judgments, costs, fines and amounts paid in settlement actually incurred by them in connection with any civil, criminal, administrative or investigative action brought against them by reason of their relationship with the Company.  The Indemnification Agreements provide for indemnification rights regarding third-party claims and in certain circumstances, proceedings brought by or in the rights of the Company.  In addition, the Indemnification Agreements provide for the advancement of expenses incurred in connection with any proceeding covered by the Indemnification Agreement as permitted by Delaware law.  The Indemnification Agreements are direct contractual obligations of the Registrant in favor of the directors and officers.  Therefore, in the event that the by-laws are subsequently changed to reduce the scope of indemnification, Messrs. Denomme, Henriquez and Liu will not be affected by such changes.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Item 8.  Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of New Age Translation, Inc. (incorporated herein by reference to Exhibit 3.1 of our Current Report on Form 8-K dated November 22, 2006).

4.2

Certificate of Amendment to Certificate of Incorporation of New Age Translation, Inc. changing corporate name to InfoLogix, Inc. (incorporated herein by reference to Exhibit 3.2 of our Current Report on Form 8-K dated November 29, 2006).

4.3	Certificate of Amendment to Certificate of Incorporation of InfoLogix, Inc. (incorporated herein by reference to Exhibit 3.1 of our Current Report on Form 8-K dated January 4, 2010).

4.4	By-Laws of InfoLogix, Inc. (incorporated herein by reference to Exhibit 3.2 of our Current Report on Form 8-K dated November 22, 2006).

4.5	InfoLogix, Inc. 2006 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed November 28, 2006).

4.6	Amendment No. 1 to InfoLogix, Inc. 2006 Equity Compensation Plan.

5.1	Opinion of Drinker Biddle & Reath LLP.

23.1	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1).

23.2	Consent of McGladrey & Pullen, LLP.

23.3	Consent of Asher & Co., Ltd.

24.1	Power of Attorney (included in the signature pages of this Registration Statement).

Item 9.  Undertakings

(a)                 The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Hatboro, Commonwealth of Pennsylvania, on January 15, 2010.

INFOLOGIX, INC.

/s/ John A. Roberts
By:	John A. Roberts
Title:	Chief Financial Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of InfoLogix, Inc. hereby severally constitutes and appoints David T. Gulian and John A. Roberts, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David T. Gulian	President and Chief Executive Officer (principal executive officer) and Director	January 15, 2010
David T. Gulian

/s/ John A. Roberts	Chief Financial Officer (principal financial officer and principal accounting officer) and Secretary	January 15, 2010
John A. Roberts

/s/ Marc S. Denomme	Director	January 13, 2010
Marc S. Denomme

/s/ Manuel A. Henriquez	Director	January 13, 2010
Manuel A. Henriquez

/s/ Wayne D. Hoch	Director	January 12, 2010
Wayne D. Hoch

/s/ Roy Y. Liu	Director	January 12, 2010
Roy Y. Liu

/s/ Thomas C. Lynch	Director	January 12, 2010
Thomas C. Lynch

/s/ Thomas O. Miller	Director	January 14, 2010
Thomas O. Miller

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation of New Age Translation, Inc. (incorporated herein by reference to Exhibit 3.1 of our Current Report on Form 8-K dated November 22, 2006).

4.2

Certificate of Amendment to Certificate of Incorporation of New Age Translation, Inc. changing corporate name to InfoLogix, Inc. (incorporated herein by reference to Exhibit 3.2 of our Current Report on Form 8-K dated November 29, 2006).

4.3	Certificate of Amendment to Certificate of Incorporation of InfoLogix, Inc. (incorporated herein by reference to Exhibit 3.1 of our Current Report on Form 8-K dated January 5, 2010).

4.4	By-Laws of InfoLogix, Inc. (incorporated herein by reference to Exhibit 3.2 of our Current Report on Form 8-K dated November 22, 2006).

4.5	InfoLogix, Inc. 2006 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.1 of our Current Report on Form 8-K filed November 28, 2006).

4.6	Amendment No. 1 to InfoLogix, Inc. 2006 Equity Compensation Plan.

5.1	Opinion of Drinker Biddle & Reath LLP.

23.1	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1).

23.2	Consent of McGladrey & Pullen, LLP.

23.3	Consent of Asher & Co., Ltd.

24.1	Power of Attorney (included in the signature pages of this Registration Statement).